EXHIBIT 10.1

2003 LONG-TERM INCENTIVE PLAN OF SCIENTIFIC-ATLANTA, INC.

1.	PURPOSE OF THE PLAN. This 2003 Long-Term Incentive Plan of Scientific-Atlanta, Inc. (henceforth referred to as “the Plan”), effective as of the date the Plan is approved by the Company’s shareholders in accordance with Section 25 (“the Effective Date”) is intended to encourage officers and other employees of Scientific-Atlanta, Inc. (henceforth referred to as “the Company”) and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms, to provide compensation opportunities for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and to assist in attracting and retaining the best available individuals to the Company and its Subsidiaries.

2.	DEFINITIONS. When used herein, the following terms shall have the meaning set forth below.

2.1	“Affiliate” means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

2.2	“Award” means an Option, Performance Award, Performance Share, Performance Unit, Restricted Stock Award, Restricted Stock Unit, or Stock Appreciation Right, whether granted separately, in conjunction with, or in tandem with another Award pursuant to the Plan.

2.3	“Award Letter” means a written letter, agreement or other notice in such form as may from time to time be hereafter approved by the Committee, which Award Letter shall set forth the terms and conditions of an Award under the Plan.

2.4	“Board” means the Board of Directors of the Company.

2.5	“Change in Control” shall mean the occurrence of any of the following events:

2.5.1	The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that for purposes of this paragraph (a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

2.5.2	The individuals who are members of the Incumbent Board cease for any reason to constitute at least two-thirds of the Board; or

2.5.3	Approval by shareholders of the Company of:

2.5.3.1	A merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or

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2.5.3.2	A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

2.5.4	Notwithstanding anything in this Section 2.5 to the contrary, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by:

2.5.4.1	A trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or

2.5.4.2	Any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

2.5.5	Moreover, notwithstanding anything in this Section 2.5 to the contrary, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

2.6	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.7	“Committee” means the Human Resources and Compensation Committee of the Board or any other committee appointed by the Board whose member or members meet the requirements for eligibility to serve set forth in Section 4 of the Plan and which is vested by the Board with responsibility for the administration of the Plan; provided, however, that only those members of the committee of the Board who participate in decisions relative to Awards under this Plan shall be deemed to be part of the “Committee” for purposes of this Plan.

2.8	“Company” means Scientific-Atlanta, Inc.

2.9	“Dividend Right” means the right of a Participant to receive an amount equal to the dividend which would be payable to the holder of a Share, pursuant to such terms and conditions as may be established pursuant to this Plan and the determination of the Committee.

2.10	“Employees” means officers (including officers who are members of the Board) and other individuals who the Company or any of its Subsidiaries treats as an employee for income tax reporting purposes, regardless of their status under common law.

2.11	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

2.12

“Fair Market Value” means, with respect to the Shares, the closing sale price of such Shares on the New York Stock Exchange four o’clock PM (EST) closing price on the date(s) in question, or, if the Shares shall not have been traded on any such date(s), the closing sale price on the New York Stock Exchange on the first day prior thereto on which the Shares were so traded or if the Shares are not traded on the New York

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Stock Exchange, such other amount as may be determined by the Committee by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

2.13	“Incumbent Board” means the individuals who as of the Effective Date, were members of the Board and any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided, further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office:

2.13.1	As a result of either an actual or threatened “election contest” (within the meaning of Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), or;

2.13.2	With the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest.

2.14	“Incentive Stock Option” means an Option meeting the requirements and containing the limitations and restrictions set forth in Section 422 of the Code.

2.15	“Indexed Option” means an Option with an exercise price which either increases by a fixed percentage over time or changes by reference to a published index, as determined by the Committee. In no event shall the exercise price at the time of grant be less than the Fair Market Value on the date of grant.

2.16	“Mature Shares” shall mean Shares which have been held by the Participant for a period of at least six (6) months and one (1) day after such Shares are issued, or, in the case of Restricted Stock, vested.

2.17	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

2.18	“Option” means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.19	“Parent” means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the Company if each of the corporations other than the employer corporation owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.20	“Participant” means any Employee to whom a grant of an Award has been made and is outstanding under the Plan.

2.21	“Performance Award” means Performance Units, Performance Shares or either or both of them.

2.22

“Performance Objectives” means the specific targets and objectives established by the Committee under one or more, or a combination of or ratio between, any key elements contained in or derived from the Company’s income statement, balance sheet and/or cash flow statement, or the equivalent measure in a business unit or function of the company, including but not limited to sales or revenue, bookings, gross margin, costs and expenses, working capital, inventory, pre-tax and after-tax income, increase in cash, return on equity, return on assets, return on capital, earnings per share, return on sales, total shareholder return and net income. These targets and objectives may represent performance vs. plan, performance vs.

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historical performance or performance vs. a peer group of comparable companies established by the Committee. Results against targets and objectives shall be determined and measured in accordance with generally accepted accounting principles as utilized by the Company in its reports filed under the Exchange Act.

2.23	“Performance Period” means a period of time established by the Committee for which Performance Objectives have been established, of not less than one nor more than ten consecutive Company fiscal years.

2.24	“Performance Share” means a right, granted to a Participant under Section 12 of the Plan, that may be paid out as a Share.

2.25	“Performance Unit” means a right, granted to a Participant under Section 12 of the Plan, that may be paid entirely in cash, entirely in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

2.26	“Plan” means this Long-Term Incentive Plan.

2.27	“Regulation T” means Part 220, Chapter II, Title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

2.28	“Restricted Stock Award” means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Award Letter and the Plan. Restricted Stock Awards are subject to restrictions which lapse over time.

2.29	“Restricted Stock Unit” means the right to receive an Award, denominated in cash but payable in Shares but subject to forfeiture and/or other restrictions set forth in the related Award Letter and the Plan. Restricted Stock Units are subject to restrictions which lapse over time.

2.30	“Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations of the Exchange Act (or any successor rule or regulation).

2.31	“SAR” or “Stock Appreciation Right” means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination of cash and Shares, as determined or approved by the Committee in its sole discretion, no greater than the excess, if any, of the Fair Market Value of a Share on the date the SAR is exercised, over the SAR Base Price.

2.32	“SAR Base Price” means the Fair Market Value of a Share on the date a SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee’s discretion, the option price of a Share subject to the Option.

2.33	“Securities Act” means the Securities Act of 1933, as amended from time to time, and reference to any specific provisions of the Securities Act shall refer to the corresponding provisions of the Securities Act as it may hereafter be amended or replaced.

2.34	“Share” or “Shares” means a share or shares of the Company’s $0.50 par value common stock together with associated preferred stock rights, any security of the Company issued in lieu of or in substitution of such common stock or, if by reason of the adjustment provisions contained herein any rights under an Award under the Plan pertain to any other security, such other security.

2.35	“Subsidiary” or “Subsidiaries” means any corporation other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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2.36	“Successor” means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

2.37	“Ten-Percent Shareholder” means an individual who “owns” as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of (i) the Company; (ii) if applicable, a Subsidiary, or (iii) if applicable, the Parent.

2.38	“Term” means the period during which a particular Award may be exercised.

3.	STOCK SUBJECT TO THE PLAN.

3.1	MAXIMUM NUMBER OF SHARES TO BE AWARDED. The maximum number of Shares in respect for which Awards may be granted under the Plan shall be eight million (8,000,000) Shares.

3.1.1	Such Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company.

3.1.2	The number of SARs payable in cash and the number of units payable in cash under the Plan shall be counted when computing the total number of Shares available for Awards under the Plan.

3.2	CERTAIN LIMITATIONS. The maximum number of Shares with respect to which Options and SARs payable in Shares which may be granted during any three fiscal year period to any Employee shall not exceed 3,000,000. The maximum dollar value with respect to which Awards (other than Options, Performance Shares and SARs payable in Shares) that are intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) which may be paid to any Employee for any particular Performance Period shall be Ten Million Dollars ($10,000,000). The maximum number of Shares which may be issued pursuant to the Plan as Restricted Stock, Restricted Stock Units or Performance Shares shall be 3,000,000.

3.3	SHARES UNDERLYING EXPIRED, CANCELLED OR UNEXERCISED AWARDS. Any Shares subject to issuance upon exercise of an Option or SAR, but which are not issued because of a surrender, cancellation, lapse, expiration or termination of any such Option or SAR prior to issuance of the Shares, or any Shares subject to a SAR paid in cash, shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued or issuable pursuant to a Restricted Stock Award or Performance Award which are subsequently forfeited or not issued pursuant to the terms of the grant shall once again be available for issuance in satisfaction of Awards. If Shares issued as Restricted Stock, Restricted Stock Units, or Performance Shares are forfeited or not issued pursuant to the Plan, they shall not be debited against the 3,000,000 limit on such Awards pursuant to Section 3.2.

4.	ADMINISTRATION OF THE PLAN.

4.1	MEMBERSHIP. The Board shall appoint the Committee, which shall be comprised of one (1) or more directors or such greater number of directors as may be required under applicable law and determined by the Board. In respect of any decisions regarding an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall be comprised of no less than two (2) members, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee, consistent with the qualifications listed above.

4.2

COMMITTEE AUTHORITY. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Options,

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Shares, Performance Units, Restricted Stock Units or SARs to be covered by each of the Awards, and the terms (including restrictions and/or Performance Objectives) of any such Award; to amend or cancel Awards (subject to Section 21 of the Plan); to extend or accelerate the vesting or exercisability of Awards or extend the term of any Award within the maximum ten-year term of Awards (subject to the restrictions in Section 6.3); to require the cancellation or surrender of any Award previously granted under this Plan or any other plans of the Company as a condition to the granting of an Award; to construe or interpret the Plan, any Award Letter and any documents defining the rights and obligations of the Company and any Participant in connection with the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable, including the ability to delegate administrative functions to an officer of the Company. All determinations and decisions by the Committee in the exercise of its powers shall be final, binding and conclusive.

4.3	OFFICER COMMITTEE. An officer committee consisting of the Company’s chief human resources officer, chief legal officer and chief financial officer is authorized to make any non-substantive or administrative amendments to the Plan necessary to carry out the administration of the Plan.

4.4	REPRICING OF OPTIONS AND SAR BASE PRICE. No change in the exercise price of a Stock Option (other than the change in the exercise price of an Indexed Option based on the movement of the underlying index) or in the SAR Base Price shall be made without the expressed approval of the shareholders of the Company. Notwithstanding this section, if there is a change in the capitalization of the Company, any outstanding Awards may be adjusted pursuant to Section 16 of the Plan.

4.5	LIMITS ON LIABILITY. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

5.	EMPLOYEES TO WHOM AWARDS MAY BE GRANTED.

5.1	Awards may be granted in each year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine.

5.2	Receipt of an Award by an Employee in one year neither guarantees nor implies that the Employee shall be eligible to receive an Award in any subsequent year.

6.	STOCK OPTIONS.

6.1	TYPES OF OPTIONS.

6.1.1	Options granted under this Plan may be Incentive Stock Options or Non-Qualified Stock Options. In addition, Non-Qualified Stock Options may be issued as Indexed Options.

6.1.2	The Award Letter for an Option shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option, or a combination of Incentive Stock Options and Non-Qualified Stock Options. Any Option not specifically designated as an Incentive Stock Option shall be treated as a Non-Qualified Stock Option by the Company and the Participant to whom the Option is granted for federal income tax purposes.

6.2	OPTION PRICE. The option price per Share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

6.2.1	Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, is a Ten-Percent Shareholder, then the option price per Share of such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Incentive Stock Option on the date the Incentive Stock Option is granted.

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6.2.2	In the case of an Indexed Option, the Committee shall determine the exercise price of such Indexed Option and the terms and conditions that affect, if any, any adjustments to the exercise price of such Indexed Option, but under no circumstances shall the Committee set the exercise price at the time of grant at less than Fair Market Value on the date of the grant.

6.3	TERM OF OPTIONS. Options granted hereunder shall be exercisable for a Term expiring on the tenth anniversary of the date of grant and shall be subject to earlier termination as hereinafter provided, or such lesser term as may be specified in an Award Letter issued hereunder. No Option shall become exercisable before than the first anniversary of the date of the grant. The full vesting period for any Option shall not be less than the third anniversary of the date of grant and no more than one-third of the Shares granted in the Option shall vest in any one year. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, is a Ten-Percent Shareholder, then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant and shall be subject to earlier termination as hereinafter provided.

6.4	LIMIT ON FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS. In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate Fair Market Value (such Fair Market Value being determined as of the date of grant of the Option in question) of the Shares with respect to which Incentive Stock Options first become exercisable by the Employee during any calendar year (under all such plans of the Employee’s employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds the maximum amount allowed pursuant to Section 422 of the Internal Revenue Code (as from time to time amended). For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 6.4, shall be a Non-Qualified Stock Option to the extent that a portion of the Option exceeds this limitation.

7.	STOCK APPRECIATION RIGHTS.

7.1	GRANT OF SAR. The Committee, in its discretion, may grant an Employee a SAR either on a free-standing basis or in tandem with an Option. The Committee, in its discretion, may grant a SAR in tandem with an Option either at the time the Option is granted or at any time thereafter, so long as the grant of the SAR is made during the period in which grants of SARs may be made under the Plan. The Committee, in its discretion, may grant a SAR in tandem with an Option, which is exercisable either in lieu of, or in addition to, exercise of the related Option.

7.2	LIMITATIONS ON EXERCISE. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine (which Term, which is not to exceed the tenth anniversary of the date of the grant, may expire prior to the Term of the related Option). Each SAR granted on a stand alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine and which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, and limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR. The Company’s obligation to any Participant exercising a SAR may be paid in cash or Shares, or partly in cash or Shares, at the sole discretion of the Committee, or as defined in the Award Letter at the time of the Award. If, and to the extent that, Shares are issued in satisfaction of amounts payable on exercise of a SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

7.3	SARS IN TANDEM WITH INCENTIVE STOCK OPTIONS. With respect to SARs granted in tandem with Incentive Stock Options, the following shall apply:

7.3.1	No SAR shall be exercisable unless the Fair Market Value of the Shares on the date of exercise exceeds the option price of the related Incentive Stock Option.

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7.3.2	In no event shall any amounts paid pursuant to the SAR exceed the difference between the Fair Market Value of the Shares on the date of exercise and the exercise price of the related Incentive Stock Option.

7.3.3	The SAR must expire no later than the last date the related Incentive Stock Option can be exercised.

7.4	SURRENDER OF OPTION OR SAR GRANTED IN TANDEM. If the Award Letter related to the grant of a SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Letter related to the grant of a SAR in tandem with an Option provides that the SAR can be exercised in addition to, or separate from, the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.

8.	EXERCISE OF RIGHTS UNDER OPTION OR SAR AWARDS.

8.1	NOTICE OF EXERCISE. An Employee entitled to exercise an Option or SAR may do so by delivery of notice, in a manner and form established by the Company in its sole discretion. Except as provided in Section 8.2 below, the notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, in Mature Shares valued at Fair Market Value at the time of exercise or, a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company as determined by the Committee.

8.2	CASHLESS EXERCISE PROCEDURES. The Committee, in its sole discretion, may establish procedures for Options or SARs whereby an Employee, subject to the requirements of Regulation T, federal income tax laws, and other applicable federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish a cashless exercise program, the Committee shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

8.3	FRACTIONS OF SHARES. An Option may not be exercised for a fraction of a Share.

8.4	NO DIVIDEND ADJUSTMENT. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan.

9.	RIGHTS OF OPTION AND SAR HOLDERS. The holder of an Option or SAR shall not have any of the rights of a shareholder with respect to the Shares subject to purchase or issuance under such Award, except to the extent that one or more certificates for such Shares shall be delivered to the holder upon due exercise of the Option or SAR.

10.	RESTRICTED STOCK AWARDS.

10.1	Restricted Stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will grant an award of Restricted Stock under the Plan, it shall advise the Employee in writing of the terms, conditions and restrictions related to the offer, including the Restricted Period (as defined in Section 10.2) applicable to such award, the imposition, if any, of any performance-based condition or other condition or restriction on an award of Restricted Stock, and the number of Shares. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Letter, in the form determined by the Committee, evidencing the Award.

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10.2	LAPSE OF RESTRICTIONS. With respect to an award of Restricted Stock, which becomes non-forfeitable due to the lapse of time, the Committee shall prescribe in the Award Letter, the period in which such Restricted Stock becomes non-forfeitable (the “Restricted Period”). Notwithstanding any provision to the contrary, any award of Restricted Stock to an eligible recipient that is not based, at least in part on the attainment of Performance Objectives, other than a recipient who, as determined by the Committee, is a “new hire” of the Company, any Parent or any Subsidiary, shall have a Restricted Period which is at least three (3) years from the date of the Award; provided, however, that the Committee may provide, in its sole discretion, that upon the termination of such Employee’s employment with the Company, any Parent or any Subsidiary, by the Company (or any Parent or any Subsidiary) without Cause, such Restricted Period shall be deemed to have lapsed and such award of Restricted Stock shall be non-forfeitable on the recipient’s termination date.

10.3	CERTIFICATES. Each Participant who is granted an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the recipient and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

10.4	RIGHTS AS A SHAREHOLDER. Except as otherwise provided in an Award Letter, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards of Restricted Stock or such other applicable terms, conditions, and Performance Objectives have been satisfied, except as the Committee, in its sole discretion, shall otherwise determine.

10.5	RESTRICTION PERIOD. During the Restriction Period, the recipient of such award shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

10.6	RESTRICTED STOCK AWARD LETTER. The Award Letter for Restricted Stock Awards shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Award Letters for Restricted Stock Awards need not be the same with respect to each Participant.

11.	RESTRICTED STOCK UNITS.

11.1	GENERAL. Restricted Stock Units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer, including the Restricted Unit Period (as defined in this Section 11) applicable to an award, the imposition, if any, of any performance-based condition or other restriction on an award, and the number of Restricted Stock Units to which such person shall be entitled. The prospective recipient of an Award of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Letter, in the form determined by the Committee, evidencing the Award.

11.2

LAPSE OF RESTRICTIONS.    With respect to an award of Restricted Stock Units, which becomes non-forfeitable due to the lapse of time, the Committee shall prescribe in the Award Letter, the period in which

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such Restricted Stock becomes non-forfeitable (the “Restricted Unit Period”). Notwithstanding any provision to the contrary, the Restricted Unit Period shall be a period which is at least three (3) years from the Award.

11.3	RIGHTS AS A SHAREHOLDER. A recipient who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Units; provided that the award agreement may provide for payments in lieu of dividends to such recipient.

11.4	RESTRICTED STOCK UNITS AWARD LETTER. The Award Letter for Restricted Stock Units shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Award Letters for Restricted Stock Units need not be the same with respect to each Participant.

12.	PERFORMANCE AWARDS.

12.1	PERFORMANCE PERIODS. The Committee shall establish Performance Periods applicable to Performance Awards. There shall be no limitation on the number of Performance Periods established by the Committee and more than one Performance Period may encompass the same fiscal year.

12.2	PERFORMANCE OBJECTIVES. If the Committee determines that a Performance Award is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), then such Performance Award shall be subject to the attainment of Performance Objectives for a Performance Period. Such specific Performance Objectives shall be established in writing no later than ninety (90) days after the commencement of the Performance Period to which the Performance Objectives relate, but in no event after twenty-five percent (25%) of the Performance Period has elapsed. In establishing the Performance Objective or Performance Objectives, the Committee shall also establish a schedule or schedules setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Committee. The Committee may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrant such actions; provided, that this provision shall not apply to any Performance Award that is intended to qualify as performance--based compensation under Code Section 162(m)(4)(C) if and to the extent that it would prevent the Award from so qualifying. The Committee shall have the right to reduce or eliminate the compensation or Award payable upon the attainment of a Performance Objective but shall not have the discretion to increase an Award upon the attainment of a Performance Objective with respect to a Participant whose compensation for the particular year is subject to the limits on tax deductibility in Code Section 162(m).

12.3	GRANTS OF PERFORMANCE AWARDS. Performance Awards may be granted under the Plan as either Performance Shares or Performance Units, as the Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the amount or number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award granted to any Participant. Each grant of a Performance Award shall be evidenced by a written instrument stating the number of Performance Shares or Performance Units granted, the Performance Period, the Performance Objective or Performance Objectives, the proportion of payments for performance between the minimum and full performance levels, if any, restrictions applicable to Shares receivable in settlement, if any, and any other terms, conditions, restrictions and rights with respect to such grant as determined by the Committee. The Committee may determine that the Participant forfeit such Performance Awards back to the Company upon termination of employment for any reason or for specified reasons. The Committee may provide, in its sole discretion, that during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share or Performance Unit held by such individual in the same manner, at the same time, and in the same amount paid, as a dividend on any Share.

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12.4	PERFORMANCE PERIOD. During the Performance Period, the recipient of such award shall not be permitted to sell, transfer, pledge, hypothecate or assign Performance Awards except by will or the laws of descent and distribution. Any attempt to dispose of any Performance Awards in contravention of any such restrictions shall be null and void and without effect.

12.5	PERFORMANCE AWARD LETTER. The Award Letter for a Performance Award shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Award Letters for Performance Awards need not be the same with respect to each Participant.

12.6	NON-TRANSFERABILITY OF PERFORMANCE AWARDS. Until such time as the Performance Objectives as determined by the Committee have been met and until any restrictions upon the Performance Units or Performance Shares issued pursuant to any Performance Awards have lapsed, Performance Awards and any rights related thereto may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by any Participant.

12.7	PAYMENT OF AWARDS. As soon as practicable after the end of the applicable Performance Period as determined by the Committee, the Committee shall determine the extent to which the Performance Objectives have been met and the extent to which Performance Awards are payable. Payment and settlement of a Performance Award shall be as follows:

12.7.1	In the case of Performance Shares, one or more stock certificates representing the number of Shares payable shall be delivered to the Participant, free of all restrictions except those established by the Committee at the time of the grant of the Performance Shares; and

12.7.2	In the case of Performance Units, entirely in cash, entirely in Shares, or in such combination of Shares and cash as the Committee may determine, in its discretion, prior to such payment. If payment is to be made in the form of cash, the amount payable for each Performance Unit earned shall be equal to the dollar value of each Performance Unit (as determined by the Committee) times the number of earned Performance Units.

12.8	RIGHTS AS A SHAREHOLDER. Except as otherwise provided in an Award Agreement and subject to the limitations contained in this Plan, the Participant shall possess all incidents of ownership with respect to Performance Shares during the Performance Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Performance Objective or Objectives have been achieved, except as the Committee, in its sole discretion, shall otherwise determine. No rights as a shareholder shall accrue to Performance Units.

13.	AWARD TERMS AND CONDITIONS. Each Award Letter setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee. The Committee shall from time to time adopt policies and procedures applicable to Awards that will govern the lapse or non-lapse of restrictions and the rights of Participants and beneficiaries in the event of death, disability, leave of absence, termination of employment, or retirement of Participants or upon the occurrence of any other event determined by the Committee, in its sole discretion, to be appropriate. The Committee shall have authority to define disability, leave of absence, termination of employment and retirement and other terms, and the Committee’s policies and procedures may differ with respect to Awards granted at different times. A Participant’s rights in the event of death, disability, leave of absence, termination of employment, or retirement or such other events shall be set forth in the Award Letter that evidences an Award to the Participant.

14.

NON-TRANSFERABILITY OF AWARDS.    An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Committee may, in its discretion, grant transferable Nonstatutory

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Stock Options pursuant to option agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. Except as otherwise provided by the Administrator, an Award may only be exercised or purchased during the lifetime of the recipient of the Award or a transferee of a Nonstatutory Stock Option as permitted by this Section 14.

15.	VESTING OF AWARDS. The Committee may, in its sole discretion, grant Awards which vest over time and/or are based upon satisfaction of Performance Objectives. The Committee may, in its discretion, modify or change any Performance Objectives concerning any Award or accelerate the vesting of any Award; provided that the Committee shall not modify or change any Performance Objective or accelerate the vesting of any Award that is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) if and to the extent that such modification, change or acceleration would prevent the Award from so qualifying.

16.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations or similar events or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares or other similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, the number of SARs therefore granted, applicable purchase prices, applicable Performance Objectives for the Performance Periods not yet completed and performance levels and portion of payments related thereto, and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

17.	CHANGE IN CONTROL.

17.1	EFFECT ON AWARDS. In the event of a Change in Control, then

17.1.1	All Options, SARs and Options in tandem with SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable,

17.1.2	All restrictions and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control, and

17.1.3	All Performance Shares and Performance Units shall be deemed to have been fully earned as of the date of the Change in Control.

17.2	CHANGE OF CONTROL AWARDS. The Committee, in its sole discretion, may at any time, and subject to the terms and conditions as it may impose:

17.2.1	Grant Awards that become exercisable only in the event of a Change in Control;

17.2.2	Provide for Awards to be exercised automatically and only for cash in the event of a Change in Control, and;

17.2.3	Provide in advance of, or at the time of, a Change in Control for cash to be paid in settlement of any Award in the event of a Change in Control, with the amount of such payment to be not less than the value of the Award at the time of the Change of Control.

17.3

TERMINATION OF EMPLOYMENT.    Notwithstanding anything contained in this Plan to the contrary, in the event a Change in Control takes place and a Participant’s employment is terminated prior to the Change in Control and the Participant reasonably demonstrates that such termination: (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates the Change in Control or (ii) otherwise occurred in connection with or in

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anticipation of a Change in Control which actually occurs; then for all purposes of this Plan, the date of the Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant’s employment.

18.	FORM OF AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or the shareholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder at such date or dates as the Committee may determine, subject to the Plan. Whenever the Committee determines to grant an Award, the chief human resources officer of the Company, or such other person as the Committee appoints, shall send notice thereof to the Employee, in such form as the Committee approves, stating the number of Options, Shares, Performance Units, Restricted Stock Units and SARs subject to the Award, its Term, and the other provisions, restrictions and conditions thereof. The notice shall be accompanied by a written Award Letter (and, in the case of a Restricted Stock Award or a Performance Share Award, by a blank stock power and/or escrow agreement for execution by the Employee) which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution of an Award Letter by the recipient in accordance with the provisions of the Plan shall be a condition precedent to the exercise or settlement of any Award.

19.	WITHHOLDING FOR TAXES.

The Company shall, before any payment is made or a certificate for any Shares is delivered or any Shares are credited to any brokerage account, deduct or withhold from any payment under the Plan any Federal, state, local or other taxes, including transfer taxes, required by law to be withheld or to require the Participant or his or her beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, required to be withheld. The Company may elect to deduct such taxes from any amounts payable then or any time thereafter in cash to the Employee and, in the Employee’s sole discretion, the payment of such taxes may be made from Mature Shares previously held by such Employee or from Shares obtained by the exercise of the Option. In the event the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee must give the Company written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

20.	TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Option granted under the Plan after August 13, 2013 shall not qualify as an Incentive Stock Option. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

21.	AMENDMENT OF THE PLAN.

21.1	The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax, securities or regulatory law, rules of exchange or requirement with which the Board intends the Plan to comply.

21.2	Notwithstanding the foregoing, no such amendment or termination of the Plan shall materially adversely affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

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22.	GOVERNING LAW; REGULATIONS AND APPROVALS.

22.1	GOVERNING LAW. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance of the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof, except to the extent that such laws are preempted by federal law.

22.2	DELIVERY OF SHARES. The obligation of the Company to issue, sell and deliver Shares with respect to any Awards granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

22.3	SECURITIES ACT REQUIREMENTS. No award shall be granted and no certificates for Shares pursuant to the grant or exercise of an Award shall be delivered pursuant to this Plan if the grant or delivery would, in the opinion of counsel for the Company, violate the Securities Act or any other Federal or state statutes having similar requirements as may be in effect at that time. As a condition of the issuance of any Shares pursuant to the grant or exercise of an Award under this Plan, the Committee may require the recipient to furnish a written representation that he or she is acquiring the Shares for investment and not with a view to distribution to the public. In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 of the Securities Act or the regulations hereunder.

22.4	LISTING AND REGULATORY REQUIREMENTS. Each Award is subject to the further requirements that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the Award is required by any securities exchange or under any applicable law or the rule of any regulatory body, or is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance of Shares thereunder, such Award will not be granted or exercised and the Shares may not be issued unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

22.5	SECTION 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision under the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

22.6	PERFORMANCE-BASED COMPENSATION. The Plan is intended to give the Committee the authority, in its discretion, to grant Awards that qualify as performance-based compensation under Code Section 162(m).

23.	DEFERRAL ELECTIONS. The Committee may, pursuant to the terms of an Award Letter or otherwise in its discretion, permit any Participant receiving an Award to elect to defer his or her receipt of a payment of cash or the delivery of Shares that would be otherwise due such individual by virtue of the exercise, settlement, vesting or lapse of restrictions regarding any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals.

24.	MISCELLANEOUS.

24.1	EMPLOYMENT RIGHTS. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee the right to participate under the Plan. Nothing in this Plan shall be construed as conferring upon any Employee any right with respect to continuation of employment with the Company, nor shall it interfere in any way with such Employee’s right or the Company’s right to terminate his or her employment at any time, with or without notice and with or without cause.

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24.2	NO TRUST OR FUND CREATED. Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any recipient of a grant of an Award or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

24.3	FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

24.4	EMPLOYEES BASED OUTSIDE THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have Employees, the Committee, in their sole discretion, shall have the power and authority to:

24.4.1	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

24.4.2	Determine which Employees outside the United States are eligible to participate in the Plan;

24.4.3	Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

24.4.4	Establish subplans and modify exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section by the Committee shall be attached to this Plan document as Appendices; and

24.4.5	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

24.5	OTHER PROVISIONS. As used in the Plan, and in Award Letters and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

25.	EFFECTIVENESS OF THE PLAN. The Plan shall be submitted to the Company’s shareholders for approval and shall become effective on the date of shareholder approval.

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